Exhibit 10.2

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT dated as of April 22, 2005, made by the subordinated creditors identified on the signature pages hereto (together with any successor thereto, each a “Subordinated Creditor” and collectively the “Subordinated Creditors”) and the various obligors listed on the signature pages of this Agreement, including MATRIX SERVICE COMPANY, a Delaware corporation (“Borrower”) (each an “Obligor” and collectively the “Obligors”), in favor of JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as a Lender, LC Issuer and as Agent (the “Agent”) for the Lenders under the Credit Agreement defined below, and in favor of the Lenders now or hereafter party to the Credit Agreement (whether one or more, the “Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower intends to borrow $30,000,000.00 from the Subordinated Creditors, with the indebtedness created thereby being or to be evidenced by those certain Senior Unsecured Convertible Notes due 2010 to be issued by Borrower in the aggregate principal amount of $30,000,000.00 (the “Subordinated Notes”); and

WHEREAS, the Lenders have extended credit to Borrower pursuant to the Credit Agreement and the other Loan Documents described therein (the “Loans”), and the remainder of the Obligors have guaranteed repayment of the Loans and provided security for the Loans, all as described in the Credit Agreement and the other Loan Documents; and

WHEREAS, under the terms of the Credit Agreement, Borrower is prohibited from executing the Subordinated Notes and incurring the debt evidenced thereby, without the consent of the Agent and Lenders; and

WHEREAS, Agent and Lenders have conditioned their consent to the extension of credit by the Subordinated Creditors to Borrower upon, among other things, the execution and delivery to the Agent of an agreement subordinating all indebtedness of the Obligors from time to time existing in favor of the Subordinated Creditors under the Subordinated Documents (as defined herein) to the prior Payment in Full (as defined herein) of all of the obligations of the Obligors from time to time existing in favor of the Lenders and the Agent under the Senior Documents (as defined herein) and to all security interests and other liens securing such obligations.

NOW, THEREFORE, in consideration of the premises and in order to induce the Agent and the Lenders to consent to the extension of credit by the Subordinated Creditors to Borrower, the Subordinated Creditors and the Obligors hereby agree with the Agent and the Lenders as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Agent” has the meaning specified for such term in the introductory paragraph herein.

“Borrower” has the meaning specified for such term in the introductory paragraph herein.

“Collateral” means any and all “Collateral” as defined in the Senior Documents.

“Credit Agreement” means the Original Credit Agreement, as amended by that certain Amendment One to Credit Agreement dated as of May 22, 2003, that certain Amendment Two to Credit Agreement dated as of August 27, 2003, that certain Amendment Three to Credit Agreement dated as of December 19, 2003, that certain Amendment Four to Credit Agreement dated as of March 11, 2004, that certain Amendment Five to Credit Agreement dated as of May 6, 2004, that certain Amendment Six to Credit Agreement dated as of August 5, 2004, that certain Amendment Seven to Credit Agreement dated as of October 6, 2004, that certain Amendment Eight to Credit Agreement dated as of November 30, 2004, that certain letter agreement dated March 23, 2005 and that certain letter agreement dated April 8, 2005, and that certain Amendment Nine to Credit Agreement dated as of April 22, 2005, and as may hereafter be amended from time to time.

“Equity Interest” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

“Holders” means the Subordinated Creditors and/or any subsequent holders of the Subordinated Notes.

“Interest Prepayment” means the amount of $4,200,000.00 Borrower has agreed to pay to the Subordinated Creditors at the closing of the transaction involving the Subordinated Notes in payment of interest payable under the Subordinated Notes through the second anniversary of the Closing Date (as defined in the Subordinated Documents).

“Lenders” has the meaning specified for such term in the introductory paragraph herein.

“Liens” means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, deposit arrangement, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation.

“Loans” has the meaning specified for such term in the Recitals above.

“Notes” means any and all promissory notes payable by Borrower in favor of any of the Lenders issued pursuant to the Credit Agreement.

“Obligors” has the meaning specified for such term in the introductory paragraph herein.

“Original Credit Agreement” means that certain Credit Agreement dated as of March 7, 2003, among Borrower, Agent and the various Lenders party thereto.

“Payment Blockage Notice” has the meaning specified in Section 4(b) below.

“Payment in Full” means the indefeasible, full and final payment of all the Senior Obligations, whether or not any of the Senior Obligations shall have been voided, disallowed or subordinated pursuant to any provision of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, in any case whether asserted directly or indirectly, and the termination, expiration or reduction to zero of all the “Commitments” under the Credit Agreement, and the expression “Paid in Full” shall have a correlative meaning. Notwithstanding the foregoing, for purposes of this definition, the Senior Obligations shall be deemed Paid in Full if the Senior Obligations are fully cash collateralized (i.e., the Agent or Lenders hold, or have a perfected first priority security interest in, cash and cash equivalents in amount sufficient to pay the Senior Obligations).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Reorganization” means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceeding or arrangement involving the liquidation of the Borrower or the Borrower’s assets, or any assignment for the benefit of creditors or any marshalling of the assets or liabilities of the Borrower.

“Senior Documents” means the Credit Agreement and the other Loan Documents, as defined in the Credit Agreement, each as may be amended, restated, supplemented, modified, extended, renewed, refinanced or replaced from time to time, and any replacement thereof in connection with any refinancing of the Senior Obligations.

“Senior Nonpayment Default” means the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of the Senior Documents, permits the Agent or the Lenders to declare the Senior Obligations due and payable prior to maturity, other than a Senior Payment Default.

“Senior Obligations” means all indebtedness, obligations and other liabilities of the Obligors, or any of them, now or hereafter existing in favor of the Lenders and the Agent under the Senior Documents, whether for principal (including, without limitation, protective advances), reimbursement obligations, interest (including interest accruing subsequent to the filing of any petition initiating any Reorganization, whether or not a claim for such interest is allowed in any such proceeding), guaranteed obligations, fees, premiums, indemnities, costs, expenses (including, without limitation, auditor, legal and other professional fees, costs and expenses), or otherwise, provided that the principal amount of extensions of credit under the Senior Documents that shall constitute Senior Obligations for purposes of this Agreement shall under no circumstances exceed $90 million.

“Senior Payment Default” means a default under the Senior Obligations arising from the failure of Borrower to make a payment of principal, interest or any other payment required in respect of the Senior Obligations (i) that, by the terms of the Senior Documents, permits the Agent or the Lenders to declare the Senior Obligations then due and payable prior to maturity or

(ii) that has resulted from acceleration, whether automatic or upon notice, of the Senior Obligations.

“Subordinated Creditors” has the meaning specified for such term in the introductory paragraph herein.

“Subordinated Documents” means the Subordinated Notes and any other instrument or document described in Schedule I hereto, and all other documents executed concurrently or in conjunction therewith, as the same may be amended or modified from time to time (in accordance with this Agreement).

“Subordinated Notes” has the meaning assigned to such term in the Recitals above.

“Subordinated Obligations” means all indebtedness, obligations and other liabilities of the Obligors, or any of them, incurred pursuant to the Subordinated Documents, now or hereafter existing in favor of the Subordinated Creditors, including without limitation, all interest thereon and all fees, premiums, costs, expenses, indemnities and other amounts payable in respect thereof, and all dividends, redemptions, put and call rights and other contractual obligations of Borrower to Subordinated Creditors, whether now existing or hereafter arising.

“Uniform Commercial Code” shall mean the Uniform Commercial Code adopted by the State of New York, as amended from time to time.

SECTION 2. Agreement to Subordinate. The Subordinated Creditors and the Obligors agree that (i) the Subordinated Obligations are and shall be subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior Payment in Full of the Senior Obligations and (ii) any security interests or other Liens on all or any part of any and all collateral securing payment of any Subordinated Obligation or guaranty thereof, whether now existing or hereafter granted or arising, are and shall be subordinated, to the fullest extent permitted by law and as hereinafter set forth, to any and all Liens in favor of the Agent securing the Senior Obligations, notwithstanding the perfection, order of perfection or failure to perfect any such Lien in favor of the Agent, or the filing or recording, order of filing or recording or failure to file or record this Agreement or any instrument or other document in any filing or recording office in any jurisdiction.

SECTION 3. Reorganization.

(a) In the event of any Reorganization relating to the Borrower prior to the Payment in Full of the Senior Obligations:

(i) the holders of the Senior Obligations shall be Paid in Full all amounts due or to become due on or in respect of all Senior Obligations before any payment or distribution in cash, securities or other property that otherwise would be payable or deliverable upon or with respect to any of the Subordinated Obligations, and to that end the holders of the Senior Obligations shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, securities or other property which may be payable or deliverable in respect of the Subordinated Obligations in any Reorganization; and

(ii) the Subordinated Creditors will duly and promptly take such action as the Agent may reasonably request (A) to file appropriate claims or proofs of claim with respect thereto, (B) to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations.

(b) For purposes of this Agreement, “cash, securities or other property” shall not be deemed to include securities of the Borrower as reorganized, or securities of the Borrower or any other Person provided for by a Reorganization plan authorized by an order or decree of a court of competent jurisdiction that are subordinated in right of payment to all Senior Obligations and any debt securities issued in exchange for Senior Obligations in connection with the Reorganization to substantially the same extent as, or to a greater extent than, the Subordinated Obligations are subordinated to the Senior Obligations hereunder.

SECTION 4. Restrictions on Payments and Actions.

(a) In the event that any Senior Payment Default (including, without limitation, any Senior Payment Default arising from acceleration, whether automatic or upon notice, of the Senior Obligations following the occurrence of a Senior Nonpayment Default) shall have occurred, then no payment in respect of the Subordinated Obligations shall be made by the Borrower or any other Obligor, and no such payment shall be accepted by the Holders, until such time as the Senior Payment Default is cured or waived.

(b) In the event that any Senior Nonpayment Default shall have occurred, then upon the receipt by the Borrower and the Holders of written notice of such Senior Nonpayment Default (a “Payment Blockage Notice”) from the Agent or the Lenders, no payment in respect of the Subordinated Obligations shall be made by the Borrower or any other Obligor, and no such payment shall be accepted by the Holders, prior to the earlier of (i) the date on which such default is cured or waived and (ii) 179 days after the date on which the applicable Payment Blockage Notice was received by the Holders, unless the maturity of the Senior Obligations has been accelerated (in which case such acceleration shall automatically result in a Senior Payment Default). If the Holders receive any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section 4(b) unless and until (A) at least 360 days have elapsed since the commencement of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium and special interest, if any, on the Subordinated Notes that have come due have been Paid in Full. No Senior Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holders may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been waived for a period of not less than 180 days.

(c) Notwithstanding the terms of Section 4(a) and Section 4(b) above, Holders of Subordinated Notes may receive and retain Equity Interests as part of a conversion of the

Subordinated Notes to Equity Interests as contemplated by the explicit terms of the Subordinated Notes.

(d) The provisions of Section 4(a) and Section 4(b) above and of Section 5(a) below shall have no applicability to the Interest Prepayment, which is nonrefundable except in the limited circumstances set forth in Section 5(b)(ii) of the Subordinated Notes. In the event a Holder elects, pursuant to Section 5(b)(ii) of the Subordinated Notes, to refund the applicable portion of the Interest Prepayment to the Borrower in connection with a conversion of Subordinated Notes into Equity Interests, such refund shall be paid over by the Holder to the Agent, or failing that, by the Company to the Agent, for application to the repayment of the Senior Obligations.

(e) If a default shall occur and be continuing under the Subordinated Documents and a Senior Payment Default or Senior Nonpayment Default has occurred and is continuing, the Holders shall not ask, demand or sue for any payment or distribution or seek any other remedy (other than as provided in Section 4(f) below) in respect of the Subordinated Obligations or commence or join with any other creditor (other than the Agent or the Lenders) in commencing any Reorganization proceeding in respect of the Borrower prior to the earliest of (i) such time as the Senior Payment Default or Senior Nonpayment Default is cured or waived, (ii) such time as the maturity of the Senior Obligations is accelerated, or (iii) the 179th day after occurrence of such Senior Payment Default or the date of receipt of the Payment Blockage Notice in respect of such Senior Nonpayment Default.

(f) Nothing in this Section 4 shall limit the rights of Holders to (i) file proofs of claim and all necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Holders, (ii) vote on any Reorganization plan and appear and be heard on any matter in connection therewith, and (iii) file all pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Borrower arising under applicable bankruptcy or non-bankruptcy laws, provided that any of the foregoing actions may not be otherwise inconsistent with the terms of this Agreement.

(g) The failure to make a payment in respect of the Subordinated Obligations by reason of the provisions of this Section 4 or any other provision of this Agreement shall not be construed as preventing the occurrence of a default or event of default under the Subordinated Obligations. Except as expressly set forth in Section 4(e) above, nothing in this Agreement shall have any effect on the right of the Holders to accelerate the maturity of the Subordinated Obligations in accordance with their terms or to make a claim for payment thereunder.

SECTION 5. Additional Provisions Concerning Subordination.

(a) All payments or distributions upon or with respect to the Subordinated Obligations which are received by any Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of securities or other non-cash property) to the extent necessary for the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been Paid in Full.

(b) The Agent is hereby authorized to demand specific performance of this Agreement at any time when any Subordinated Creditor or any Obligor shall have failed to comply with any of the provisions of this Agreement applicable to such Subordinated Creditor or such Obligor, as the case may be, whether or not the particular Subordinated Creditor or the particular Obligor against whom such relief is sought shall have complied with any of the provisions hereof, and the Subordinated Creditors and the Obligors hereby irrevocably waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

(c) Borrower shall promptly notify Agent of (i) any facts known to Borrower that would cause a payment with respect to the Subordinated Obligations to violate this Agreement or (ii) any default under any Subordinated Document, but failure to give such notice shall not affect the terms of this Agreement. The Subordinated Creditors undertake to notify the Agent of the occurrence of any event of default under the Subordinated Obligations, but the Subordinated Creditors shall not incur any liability hereunder for failure to provide such notification.

(d) Whenever a distribution is to be made or a notice given to any holders of Senior Obligations with respect to the Senior Obligations, the distribution may be made and the notice given to the Agent.

(e) Agent and Lenders may do any of the following from time to time without the consent of or notice to the Subordinated Creditors, without incurring responsibility to Subordinated Creditor and without impairing or releasing any of Agent’s or any Lender’s rights or any of the obligations of the Subordinated Creditors hereunder: (i) change any of the terms of the Senior Obligations, including but not limited to the amount, manner, place or terms of payment, the time of payment, or any renewal or other alteration of the Senior Obligations in any respect; (ii) sell, exchange, release or otherwise deal with all or any part of the Collateral; (iii) exercise or refrain from exercising any rights against Borrower or others (including without limitation, the Subordinated Creditors); and (iv) apply any sums received, by whomsoever paid or howsoever realized, to the Senior Obligations. Neither Agent nor any of the Lenders shall at any time be required to institute suit or exercise or exhaust remedies against any Person obligated to pay any of the Senior Obligations prior to exercising its rights under or receiving the benefits of this Agreement.

SECTION 6. Negative Covenants of the Subordinated Creditors. So long as Payment in Full has not occurred, the Subordinated Creditors will not, without the prior written consent of the Agent:

(a) (i) obtain or otherwise receive the benefit of any Lien on any property to secure any of the Subordinated Obligations; (ii) obtain or otherwise receive the benefit of any guaranty with respect to any of the Subordinated Obligations; or (iii) subordinate any security interest or other Lien securing the Subordinated Obligations to any security interest or other Lien in favor of any Person other than the Agent; provided that the foregoing provisions of this

Section 6(a) shall not apply to the issuance of Equity Interests pursuant to the Subordinated Documents;

(b) sell, assign, pledge, encumber or otherwise dispose of any Subordinated Obligation or any collateral securing any Subordinated Obligation, without first obtaining a subordination agreement from the proposed transferee of such Subordinated Obligation in form and substance reasonably satisfactory to the Agent (provided that Agent shall be deemed to be acting reasonably in requesting any term of any such subordination agreement if such term, or any substantially similar term, is included in this Agreement); or

(c) permit any Subordinated Document or the terms of any Subordinated Obligation to be amended or otherwise modified in any respect, except in such a manner as shall not (i) grant collateral to the Subordinated Creditors or (ii) materially increase Borrower’s obligations under the Subordinated Documents, and in the case of clause (i) or (ii), which shall not adversely affect the rights of the Agent or any of the Lenders.

SECTION 7. Collateral.

(a) The parties acknowledge that the Subordinated Obligations are unsecured obligations of the Borrower. None of the provisions of this Section 7 or otherwise contained in this Agreement that contemplate or address Liens or security interests in favor of the Subordinated Creditors in order to secure payment or performance of the Subordinated Obligations are intended to grant or imply the grant of any consent to any such Lien or security interest.

(b) The Subordinated Creditors hereby confirm that regardless of the relative times of attachment or perfection thereof, and regardless of anything in any Subordinated Document or any Senior Document to the contrary, any security interests or Liens granted from time to time to the Agent in the Collateral as security for the Senior Obligations shall in all respects be first and senior security interests and Liens, superior to any security interests or Liens at any time granted to the Subordinated Creditors in the Collateral as security for the Subordinated Obligations. The priorities specified herein are applicable irrespective of the time or order of attachment or perfection of security interests or the time or order of filing of financing statements. The Subordinated Creditors agree not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any Reorganization involving the Obligors or other Person, the priority, validity, extent, perfection or enforceability of any Lien held by the Agent or the Lender in all or any part of the Collateral.

(c) In foreclosing or realizing on the Liens in favor of the Agent, for the benefit of the Lenders, on any of the Collateral, the Agent may proceed in any manner consistent with the provisions of the Uniform Commercial Code or other applicable law (either individually or collectively with any other remedies available to it) which the Agent, in its sole and absolute discretion, shall choose, even though a higher price might have been realized if the Agent had proceeded to foreclose or realize on its security interests and/or Liens in another manner. The Agent hereby reserves the right, in its sole and absolute discretion (and without in any way diminishing or altering its rights hereunder or the subordination provisions contained herein), to modify, amend, waive or release any of the terms of the Credit Agreement and other Senior Documents and any other agreement, instrument and other document relating to any of the foregoing or the Senior Obligations and to exercise or refrain from exercising any powers or rights which it may have thereunder. Nothing herein shall be deemed to obligate the Agent to foreclose or realize or take any action whatsoever with respect to any of the Collateral, and the Subordinated Creditors hereby irrevocably waive any right they may have, now or in the future, to require Agent or any of the Lenders to foreclose or realize or take any action whatsoever with respect to any of the Collateral.

(d) The Subordinated Creditors agrees for the benefit of the Agent and the Lenders that until the Senior Obligations are Paid in Full, the Subordinated Creditors will not take, and will not consent to the Obligors taking, any action to sell, transfer, foreclose or realize on, levy against or execute upon, or exercise any rights or remedies whatsoever in respect of, any Lien on the Collateral granted to secure the Subordinated Obligations without the prior written consent of the Agent in each instance. Until the Payment in Full of the Senior Obligations, the Agent shall retain the sole right to exercise the rights of a “secured party” in respect of the Collateral, whether under law, including, without limitation, the Uniform Commercial Code, the Credit Agreement, any other Senior Document or any other agreement, instrument or other document relating to the Collateral or any of the foregoing or otherwise. The Subordinated Creditors hereby agrees that any Collateral and all payments or distributions upon or with respect to any Collateral (including proceeds thereof) that are received by the Subordinated Creditors by reason of any Lien on all or any part of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds and property held by the Subordinated Creditors and shall be forthwith turned over to the Agent in the same form received (with any necessary endorsement) to be applied (in the case of cash) to or held as Collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been Paid in Full.

(e) In the event of any Reorganization of any of the Obligors, unless the Agent shall otherwise consent in writing, and until the Payment in Full of the Senior Obligations, (i) if the Agent shall consent to any use, sale or lease of any Collateral (pursuant to Section 363(f) of the Bankruptcy Code or otherwise), the Subordinated Creditors (A) shall not object to such use, sale or lease of such Collateral, (B) shall be deemed to have consented to such use, sale or lease of such Collateral, and (C) shall (promptly after the written request of the Agent) consent in writing to such use, sale or lease of such Collateral, (ii) if the Subordinated Creditors have a Lien on any of the Collateral, the Subordinated Creditors shall not seek relief from the automatic stay imposed pursuant to Section 362 of the Bankruptcy Code in order to exercise any rights or remedies in respect of any of the Collateral, (iii) the Subordinated Creditors shall not object to or otherwise file any motion seeking to prevent the Agent from obtaining relief from the automatic stay imposed pursuant to Section 362 of the Bankruptcy Code in order to exercise any rights or remedies in respect of any of the Collateral, and (iv) if the Subordinated Creditors have a Lien on any of the Collateral, the Subordinated Creditors shall not assert any right to require adequate protection of its interest in any Collateral or any other adequate protection to the extent that (A) any Obligor, as a debtor under the Bankruptcy Code, seeks to subject any of the Collateral to a security interest to secure any indebtedness or (B) Agent or any of the Lenders propose to provide debtor in possession financing to Borrower.

(f) In the event the Agent consents to any sale, transfer or other disposition of any of the Collateral, or sells, transfers or otherwise disposes of any of the Collateral in connection with the enforcement of its rights as a secured party and/or as mortgagee (whether prior to, during or after a Reorganization), such sale, transfer or other disposition shall be effective to transfer such Collateral free of any Lien of the Subordinated Creditors in such Collateral and the Subordinated Creditor having a Lien on all or any part of the Collateral shall take such action and execute such documents as shall be necessary or as the Agent shall reasonably request to effect the foregoing. The sole right of the Subordinated Creditors, if they have a Lien on all or any part of the Collateral so sold, transferred or otherwise disposed of by the Agent, shall be to receive the proceeds thereof after the Payment in Full of all Senior Obligations.

(g) The Subordinated Creditors acknowledge and agrees with the Agent that the Subordinated Creditors shall have no right whatsoever to require the Agent to consult with, or solicit the approval of, the Subordinated Creditors in connection with any sale, transfer or other disposition of any of the Collateral, including, without limitation, any such transaction during a Reorganization; and the Subordinated Creditors agrees to take no action to challenge, restrain or prevent the consummation of any such transaction. However, nothing herein shall absolve the Obligors of any obligation to notify the Subordinated Creditors of any such disposition of Collateral.

SECTION 8. Legend; Further Assurances.

(a) The Subordinated Creditors and the Obligors will cause the Subordinated Notes to be indorsed with the following legend:

“The indebtedness evidenced or secured by this instrument is subordinated to the prior Payment in Full of the Senior Obligations (as defined in the Subordination Agreement described below) pursuant to, and to the extent provided in, the Subordination Agreement dated as of April 22, 2005, (the “Subordination Agreement”) made by the Subordinated Creditors and Obligors referred to therein in favor of JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as a Lender, LC Issuer and as Agent for the Lenders under the Credit Agreement dated as of March 7, 2003, as it has been amended, and in favor of the Lenders party to the Credit Agreement.

(b) The Subordinated Creditors and the Obligors will (i) mark their books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and (ii) in the case of any Subordinated Obligation which is not evidenced by any instrument, upon the Agent’s request, cause such Subordinated Obligation to be evidenced by an appropriate instrument or instruments indorsed with the above legend. The Subordinated Creditors and the Obligors will, at their expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the reasonable opinion of the Agent, desirable, or that the Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder.

SECTION 9. Obligations Unconditional.

(a) All rights and interests of the Agent hereunder, and all agreements and obligations of the Subordinated Creditors and the Obligors hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Senior Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from any Senior Document; (iii) any exchange or release of, or non-perfection of any Lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Senior Obligations or of the obligations of the Subordinated Creditors and the Obligors hereunder, the omission of or delay in which, but for the provisions of this Section 9, might constitute grounds for relieving the Subordinated Creditors or the Obligors of its obligations hereunder; (v) any requirement that the Agent protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against any Obligor or any other Person or any Collateral; or (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Obligors in respect of any of the Senior Obligations or a Subordinated Creditor or any of the Obligors in respect of this Agreement.

(b) This Agreement shall automatically terminate without further action by any party upon Payment in Full of all of the Senior Obligations; provided that it shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the Lender or the Agent upon the insolvency, bankruptcy or reorganization of Obligors or otherwise, all as though such payment had not been made.

(c) No right of the Agent or any of the Lenders may be impaired by any act or failure to act by Borrower or any Holder of any Subordinated Obligations or by any failure of Borrower or any Subordinated Creditor to comply with any provision of this Agreement.

SECTION 10. Subrogation. After all Senior Obligations have been Paid In Full and until the Subordinated Obligations are paid in full, Holders will be subrogated (equally and ratably with all other indebtedness pari passu with the Subordinated Notes) to the rights of holders of the Senior Obligations to receive distributions applicable to the Senior Obligations to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Obligations. A distribution made under this Agreement to holders of Senior Obligations that otherwise would have been made to Holders is not, as between the Borrower and Holders, a payment by the Borrower on the Subordinated Notes. No payment or distribution to the Agent pursuant to the provisions of this Agreement shall entitle any Subordinated Creditor to exercise any rights of subrogation in respect thereof until 91 days after the Senior Obligations shall have been Paid in Full; provided, however, that if any payment to the Agent or any Lender is avoided or otherwise rescinded in or as a result of a Reorganization or otherwise, the claim of the Agent and the Lenders resulting therefrom shall be considered to be Senior Obligations for all purposes of this Agreement and the rights of subrogation of the Subordinated Creditors as provided herein shall likewise be rescinded until Payment in Full of the Senior Obligations.

SECTION 11. Representations and Warranties.

(a) The Obligors hereby represents and warrants as follows:

(i) Each Subordinated Document constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by general principles of equity and subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors rights and remedies.

(ii) The execution, delivery and performance of this Agreement by each Obligor have been duly authorized by all necessary corporate action, and do not and will not contravene any of its organizational documents or any contractual restriction binding on or affecting such Obligor.

(iii) This Agreement constitutes the legal, valid and binding obligation of each Obligor Creditor, enforceable against such Obligor in accordance with its terms.

(iv) None of the Subordinated Documents has been amended or otherwise modified, and there exists no default in respect of any thereof.

(v) Schedule I hereto is a complete and correct description of all instruments, agreements and other writings evidencing, governing, guaranteeing or securing any Subordinated Obligations, and true copies thereof have been delivered to the Agent.

(b) Each Subordinated Creditor hereby represents and warrants as follows:

(i) The aggregate principal amount of the Subordinated Obligations outstanding as of the date hereof is $30,000,000.00.

(ii) Such Subordinated Creditor is an organization validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to execute, deliver and perform this Agreement.

(iii) The execution, delivery and performance of this Agreement by such Subordinated Creditor have been duly authorized by all necessary corporate action, and do not and will not contravene any of its organizational documents or any contractual restriction binding on or affecting such Subordinated Creditor.

(iv) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by such Subordinated Creditor of this Agreement.

(v) Schedule I hereto is a complete and correct description of all instruments, agreements and other writings evidencing, governing, guaranteeing or securing any Subordinated Obligations, and true copies thereof have been delivered to the Agent.

(vi) This Agreement constitutes the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms.

SECTION 12. Relative Rights. Nothing in this Agreement will (i) impair, as between Borrower and the Holders of Subordinated Notes, the obligation of Borrower, which is absolute and unconditional, to pay principal of, premium and interest and special interest, if any, on the Subordinated Note, or (ii) affect the relative rights of Holders of Subordinated Notes and creditors of the Borrower other than their rights in relation to holders of Senior Obligations. If Borrower fails, because of this Agreement, to pay principal of, premium or interest or special interest, if any, on a Subordinated Notes on the due date, the failure is still a Default or Event of Default under the Subordinated Notes.

SECTION 13. Expenses. The Obligors agree, jointly and severally, to pay to the Agent upon demand the amount of any and all expenses, including the fees and expenses of any counsel for the Agent or for any of the Lenders, which the Agent or any of the Lenders may incur in connection with the exercise or enforcement of any of the rights or interests of the Agent against the Subordinated Creditors or the Obligors hereunder.

SECTION 14. Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the addresses specified below, or as to any such Person at such other address as shall be designated by such Person in a written notice to each such other Person complying as to delivery with the terms of this Section 14. All such demands, notices, and other communications shall be effective (i) if mailed, when received or three Business Days after mailing, whichever occurs first, (ii) if telecopied, when transmitted and appropriate confirmation is received or (iii) if delivered, upon delivery.

If to a Subordinated Creditor:	To the address set forth under such Subordinated
Creditor’s name on the signature pages hereof

With a copy to: Bryan Cave LLP 1290 Avenue of the Americas New York, NY 10104 FAX: (212) 541-1432 Attention: Eric L. Cohen, Esq.

If to Obligors:	Matrix Service Company 10701 East Ute Street Tulsa, OK 74116 Attention: Michael J. Hall, CEO Telephone: (918) 838-8822 FAX: (918) 838-8810

With a copy to: Conner & Winters, LLP 3700 First Place Tower 15 East 5th Street Tulsa, OK 74103-4344 FAX: (918) 586-8548 Attention: Mark D. Berman, Esq.

If to Agent:	JPMorgan Chase Bank, N.A. P.O. Box 655415 Dallas, TX 75265-5414 Address for Deliveries: 1717 Main Street 4th Floor Dallas, TX 75201 Telephone: (214) 290-2799 FAX: (214) 290-2740

With a copy to: Gable & Gotwals 1100 ONEOK Plaza 100 West Fifth Street Tulsa, OK 74103 FAX: (918) 595-4990 Attention: Jeffrey D. Hassell, Esq.

SECTION 15. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Subordinated Creditors, the Obligors and the Agent, and no waiver of any provision of this Agreement, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall (i) be binding on the Subordinated Creditors and the Obligors and their respective successors and assigns and (ii) inure, together with all rights and remedies of the Agent, to the benefit of the Agent and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, any of the Lenders may assign or otherwise transfer a Note, and its rights under any other Senior Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof in favor of the Lender herein or otherwise. None of the rights or obligations of the Subordinated Creditors or the Obligors hereunder may be assigned or otherwise transferred without the prior written consent of the Agent except as expressly otherwise provided herein.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f) THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR STATE COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION PROVIDED THAT ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK.

(g) THE SUBORDINATED CREDITORS, THE OBLIGORS AND THE AGENT (BY ITS ACCEPTANCE OF THIS AGREEMENT) EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT, ANY SENIOR DOCUMENT OR ANY AMENDMENT, MODIFICATION OR OTHER DOCUMENT NOW OR HEREAFTER DELIVERED IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(h) In the event that any suit or action is instituted by a party hereto to enforce the provisions of this Agreement, the prevailing party in such dispute shall be entitled to recover its reasonable attorneys fees and expenses incurred in connection therewith from the non-prevailing party. Nothing in this Section 15(h) shall impair or limit the rights of the Agent and Lenders under Section 13 above.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

MATRIX SERVICE COMPANY, a Delaware corporation

By:	/s/ George L. Austin
George L. Austin, Vice President

OTHER OBLIGORS:

MATRIX SERVICE INC., an Oklahoma corporation; MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC. (formerly known as MATRIX SERVICE MID- CONTINENT, INC.), an Oklahoma corporation; MATRIX SERVICE, INC. CANADA, an Ontario, Canada corporation; HAKE GROUP, INC., a Delaware corporation; BOGAN, INC. (including Fiberspec, a division), a Pennsylvania corporation; MATRIX SERVICE SPECIALIZED TRANSPORT, INC. (formerly known as FRANK W. HAKE, INC.), a Pennsylvania corporation; HOVER SYSTEMS, INC., a Pennsylvania corporation; I & S, INC., a Pennsylvania corporation; MCBISH MANAGEMENT, INC., a Pennsylvania corporation; MECHANICAL CONSTRUCTION, INC., a Delaware corporation; MID-ATLANTIC CONSTRUCTORS, INC., a Pennsylvania corporation; TALBOT REALTY, INC., a Pennsylvania corporation; BISH INVESTMENTS, INC., a Delaware corporation; I & S JOINT VENTURE, L.L.C., a Pennsylvania limited liability company

By:	/s/ George L. Austin
George L. Austin, Vice President

AGENT:

JPMORGAN CHASE BANK, N.A.
(successor by merger to Bank One, N.A. (Main Office Chicago)) Lender, LC Issuer and as Agent

By:	/s/ Hal E. Fudge
Hal E. Fudge, First Vice President

NAME OF SUBORDINATED CREDITOR:

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Schedule I

1.	Securities Purchase Agreement dated April 22, 2005 between Borrower and the Subordinated Creditors.

2.	Form of Subordinated Note, attached as Exhibit A to the Securities Purchase Agreement.

3.	Registration Rights Agreement dated April 22, 2005 between Borrower and the Subordinated Creditors.